UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2008

TIME WARNER CABLE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33335	84-1496755
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

One Time Warner Center, North Tower, New York, New York 10019

(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 364-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2008, Time Warner Cable Inc. (the “Company”) entered into a new employment agreement with Landel C. Hobbs that extends the term of Mr. Hobbs’ employment as the Company’s Chief Operating Officer through January 31, 2011. Mr. Hobbs has served the Company in this position since August 2005. The terms of the agreement are otherwise substantially the same as the Company’s earlier agreement with Mr. Hobbs, except that it provides for: (a) a minimum annual salary of $900,000, (b) a target annual discretionary cash bonus that is 233% of his annual salary and (c) a target annual long-term incentive compensation value of $3,000,000, which is expected to take the form of stock options and restricted stock units.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.

By:	/s/ Marc Lawrence-Apfelbaum
Name:	Marc Lawrence-Apfelbaum
Title:	Executive Vice President,

General Counsel and Secretary

Date:	February 8, 2008